MEMORANDUM  OF  AGREEMENT  EFFECTIVE  THE  31ST  DAY  OF  AUGUST,  2000.




BY  AND  BETWEEN:        TAGALDER  INCORPORATED,
                         a body corporate, duly incorporated according to law, and having its principal place of business at 44 Addington Cres., Bramalea, Ontario L6T 2R3.

                         (hereinafter  referred  to  as  "Tagalder")

                         PARTY  OF  THE  FIRST  PART
                         ---------------------------

AND:                    _______________________
                        _______________________
                        _______________________
                        _______________________

                         (hereinafter  referred  to  as  the  "Optionee")

                         PARTY  OF  THE  SECOND  PART
                        -----------------------------



SECTION  1  -  PREAMBLE
-----------------------

1.1 WHEREAS the authorized capital stock of Tagalder consists of an unlimited number of common shares; and
1.2 WHEREAS Tagalder wishes to provide key employees, officers and directors, as well as full-time employees of any management or consulting corporation or any other person who provides services to Tagalder, with a proprietary interest in it and its subsidiaries (Tagalder and its subsidiaries, present through the granting of options to purchase common shares of Tagalder, subject to the conditions hereinafter set forth.

1.3          WHEREAS  the  Optionee  is  a  director  of  Tagalder.

          NOW THEREFORE, THIS AGREEMENT WITNESSES THAT IN CONSIDERATION OF THE SUM OF ONE DOLLAR ($1.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED BY TAGALDER, IT IS AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:


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SECTION  II  -  GRANT  OF  OPTION
---------------------------------

2.1 Tagalder hereby grants unto the Optionee, subject to the terms and conditions hereinafter set forth, an option to purchase ------------------------ ---------------------------common shares in the capital stock of Tagalder (the "Optioned Shares").

2.2 The granting of the option hereunder and the obligation of Tagalder to deliver the Optioned Shares pursuant hereto shall be subject to Tagalder obtaining the approval of the granting of options hereunder or the authorization, issuance or sale of the Optioned shares, and, if required, Tagalder having effectively listed the Optioned Shares on any stock exchange on which common shares of Tagalder may then be listed.

SECTION  III  -  OPTION  PRICE
------------------------------

3.1 The Option price for each Optioned Share hereunder shall be the sum of fifteen cents ($0.15) if exercised prior to September 1, 2001 and twenty five cents ($0.25) if exercised between September 1, 2001 and August 31, 2002.

SECTION  IV  -  EFFECT  OF  GRANT
---------------------------------

4.1 The granting of an option hereunder shall not impose upon Tagalder or the Corporations any obligation whatsoever to retain the Optionee in its employ or as a director of Tagalder.

4.2 If the Optionee breaches the terms or conditions of this Agreement, the option herein conferred or the unexercised portion thereof shall automatically terminate forthwith.

SECTION  V  -  OPTION  TERM
---------------------------

5.1 The term of the option herein granted shall, subject to the provisions hereof, be two (2) years, and the option shall no longer be exercisable after the close of business on the second (2nd) anniversary of this Agreement (such second (2nd) anniversary being hereinafter referred to as the "Expiry Date"). If the second (2nd) anniversary of this 'Agreement falls on a nonbusiness day, the Expiry Date shall be deemed to be the first business day following the second (2nd) anniversary.

5.2 At the close of business on the Expiry Date, the option hereby granted shall forthwith expire and terminate and be of no further force or effect whatsoever as to such of the Optioned Shares in respect of which such option has not been exercised.

SECTION  VI  -  EXERCISE  OF  THE  OPTION
-----------------------------------------

6.1 Prior to its expiration or earlier termination in accordance with the terms hereof the option shall be exercisable over a period of two (2) years so that the optionee shall be entitled to exercise the option, in whole or in part, at any time, and from time to time on or before the expiration date.

SECTION  VII  -  EFFECT  OF  TERMINATION  OF  EMPLOYEMENT,  RETIREMENT  OR DEATH
--------------------------------------------------------------------------------

7.1 If the Optionee's employment with Tagalder or the Corporations is terminated for cause or in the event that the Optionee is removed from office as a director or he becomes disqualified from being a director by law, the option or the unexercised portion thereof shall automatically terminate forthwith.

7.2 Upon the Optionee's employment with Tagalder or the Corporations being terminated (except in the case of transfer from one corporation to another corporation contemplated herein) otherwise than by reason of death, termination for cause or retirement at normal retirement age, or upon the Optionee's ceasing to be a director other than by reason of death, removal or disqualification by law, the option or the unexercised portion thereof may be exercised by the Optionee for that number of shares only which he was entitled to acquire under the option pursuant to subsection 6.1 hereof at the time of such termination. Such option shall only be exercisable within ninety (90) days after such termination or prior to the Expiry Date, whichever occurs earlier.

7.3 If the Optionee dies while employed by Tagalder or while serving as a director of the Corporations, the option or unexercised portion thereof granted to him may be exercised by a legatee or legatees of the Optionee under the Optionee's last will or by his personal representatives for that number of shares in respect of which the option has not previously been exercised. Such option shall only be exercisable within one hundred and eighty (180) days after the death of the Optionee or prior to the Expiry Date, whichever occurs earlier.

7.4 The breach of any of the terms or conditions of this Agreement by to Optionee shall be deemed to be grounds for dismissal for cause, and the termination of the employment of the Optionee in such circumstances shall be deemed to be termination of such employment for cause.


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SECTION  VIII  -  RIGHTS  AS  A  SHAREHOLDER
--------------------------------------------

8.1 The Optionee (or his personal representatives or legatees) shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares until the date of issuance of a share certificate to him (or his personal representatives or legatees) for such Optioned Shares Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the share certificate is issued.

SECTION  IX  -  METHOD  OF  EXERCISE
------------------------------------

9.1 Subject to the provisions hereof, the option hereby granted shall be exercisable (from time to time as aforesaid) by the Optionee or his legatees or legal representatives giving notice in writing to Tagalder at its registered office, addressed to its Secretary, which notice shall specify therein the number of Optioned Shares in respect of which the option hereby granted is being exercised and shall be accompanied by payment in full, by cash or certified cheque, of the purchase price for the number of Optioned Shares specified therein.

9.2 Upon such exercise of the option, Tagalder shall forthwith cause the transfer agent and registrar of Tagalder to deliver the Optionee or his legal personal representatives or legatees, a certificate in the name of the Optionee or his personal representatives or legatees, representing in the aggregate such number of Optioned Shares as the Optionee or his personal representatives or legatees shall have then paid for and as are specified in such written notice.

SECTION  X  -  ADJUSTMENT  TO  SHARE  SUBJECT  TO  THE  OPTION
--------------------------------------------------------------

10.1 If the outstanding common shares of Tagalder are hereafter changed into or exchanged for a different number of kind of shares or other securities of Tagalder or of another corporation, or in the event that there is a reorganization, amalgamation, consolidation, reclassification, dividend payable in capital stock or other change in the capital stock of Tagalder, the Board of Directors of Tagalder shall make such adjustments as it deems appropriate in the number and kind of Optioned Shares and such adjustments shall be final and binding on the optionee, his legatees, and his legal representatives if deceased.

SECTION  XI  -  TIME  OF  THE  ESSENCE
--------------------------------------

11.1          Time  shall  be  of  the  essence  of  this  Agreement


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SECTION  XII  -  NON-ASSIGNABILITY  OF  OPTION
----------------------------------------------

12.1 The option granted hereunder is personal to the Optionee and shall not be assignable or transferable by the Optionee, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Optionee. No option granted hereunder shall be pledged, hypothecated, charged or otherwise encumbered or disposed of and may be exercised only by the Optionee, his legatees or his legal representative if deceased.

SECTION  XIII  -  CONFIDENTIALITY
---------------------------------

13.1 If the Optionee breaches the terms or conditions of any undertaking given by him to Tagalder to the Corporations with respect to the confidentiality of any information acquired by him regarding Tagalder or the Corporations, such breach shall be deemed to be a breach of this Agreement and shall be grounds for dismissal for cause.

SECTION  XIV  -  DISLOYALTY
---------------------------

14.1 The Optionee shall not engage in disloyal conduct of any kind, and, without restricting the generality of the foregoing, the Optionee shall not impair or seek to impair relations with employees, regulatory authorities and other parties with whom Tagalder or the Corporations do business or interact. The failure of the Optionee to comply fully with the provisions of this paragraph shall constitute a breach of the terms and conditions hereof and shall be grounds for dismissal for cause.

SECTION  XV  -  GOVERNING  LAW
------------------------------

15.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario.

SECTION  XVI  -  NOTICES
------------------------

16.1 All notices hereunder shall be given in writing and shall be delivered by hand or by prepaid registered mail, return receipt requested. All such notices shall be sent to the parties at the addresses above mentioned or at such other address as either of the parties may have previously indicated to the other party by written notice given in accordance with these presents.


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16.2          Any  notice  thus  sent shall be deemed to have been validly given and received on the date of its delivery by hand, or on the second (2nd) business day after the date of its mailing, as the case may be.

SECTION  XVII  -  CONFLICTS
---------------------------

17.1 In the event of any conflict between the terms of this Agreement an d the terms of the Stock Option Plan adopted by the Board of Directors of Tagalder, a copy of such plan being annexed hereto to form part hereof, the terms of said plan shall prevail.


          IN WITNESS WHEREOF, the parties have signed this Agreement on the date first hereinabove mentioned.


                                    TAGALDER  INCORPORATED.



                              per:  ______________________
                                    Edward  Chan,
                                    Secretary-Treasurer



                                    ______________________
                                    Optionee

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